Exhibit 99.1

             VaxGen Clarifies Agreement to Develop Smallpox Vaccine

      Brisbane, Calif. - December 19, 2002 - VaxGen, Inc. (Nasdaq: VXGN) today announced the correction of statements reported in the news media, including Bloomberg Business News, The New York Times, Reuters, San Jose Mercury News and other publications that report or suggest VaxGen has commercial rights to market and sell in the U.S. an attenuated smallpox vaccine which VaxGen is developing with the Chemo-Sero-Therapeutic Research Institute ("Kaketsuken"). These statements are incorrect. As the company announced in its press release dated December 17, 2002, VaxGen has entered into an agreement to initiate clinical development and pursue regulatory approval from the FDA for the vaccine. VaxGen is currently negotiating the specific terms of commercial arrangements between VaxGen and Kaketsuken. Such an agreement for marketing and sale of the vaccine in the U.S. and internationally is dependant on successfully developing and receiving approval for sale by regulatory authorities. No definitive agreement with regard to the commercial terms, including exclusivity or territories, has been reached with Kaketsuken. Statements made by VaxGen to Bloomberg and in our conference call of December 17, 2002, with respect to commercial terms were statements of belief as to the expected outcome of VaxGen's negotiations based on discussions and proposals with Kaketsuken.


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NOTE:
This press release contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements include without limitation statements regarding the timing, and announcement of results, of our clinical trials or other development efforts with respect to LC16-Kaketsuken , our beliefs regarding the future success of and ability to commercialize LC16-Kaketsuken and the results of our negotiations with Kaketsuken with respect to the marketing and sale of any successfully developed vaccine. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Reference should be made to VaxGen's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 14, 2002, under the heading "Risk Factors" and to VaxGen's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 1, 2002, under the heading "Business" for a more detailed description of such factors. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of anticipated events.

         Contact:
         Lance Ignon
         Vice President, Corporate Communications
         (650) 624-1016

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